UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

October 26, 2017

Date of Report (Date of earliest event reported)

LIGHTPATH TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-27548	86-0708398
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2603 Challenger Tech Court, Suite 100

Orlando, Florida 32826

(Address of principal executive office, including zip code)

(407) 382-4003

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indication by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registration has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

LightPath Technologies, Inc.

Form 8-K

ITEM 5.02 COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

LightPath Technologies, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Meeting”) on October 26, 2017. At the Meeting, the Company’s stockholders approved and adopted an amendment to the Company’s Amended and Restated Omnibus Incentive Plan (the “Plan”) to increase the number of shares of Class A common stock available for future grants under the Plan by 1,200,000 shares of Class A common stock authorized for issuance thereunder. The Company’s Board of Directors previously approved the amendment to the Plan.

The Plan is described in more detail in the Company’s Definitive Proxy Statement for the Meeting, which was filed with the Securities and Exchange Commission on September 25, 2017 (the “Proxy Statement”).

The foregoing descriptions and summaries contained in the Proxy Statement do not purport to be complete and are qualified in their entirety by reference to the full text of the Plan, which is attached hereto as Exhibit 10.1.

ITEM 5.03 AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS.

On October 30, 2017, the Company filed with the Secretary of State of the State of Delaware a Certificate of Amendment (the “Certificate of Amendment”) to its Certificate of Incorporation (the “Certificate of Incorporation”), increasing the number of authorized shares of common stock of the Company from 40,000,000 shares to 50,000,000 shares. A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated by reference herein. The Company’s stockholders approved the Certificate of Amendment to the Certificate Incorporation at the Meeting held on October 26, 2017 as described under Item 5.07 below.

On October 30, 2017, the Company also filed with the Secretary of State of the State of Delaware a Certificate of Amendment of Certificate of Designations of Class A Common Stock and Class E-1 Common Stock, Class E-2 Common Stock, and Class E-3 Common Stock (the “Class A Certificate of Amendment”), increasing the number of shares designated as Class A Common Stock from 34,500,000 shares to 44,500,000 shares. A copy of the Class A Certificate of Amendment is attached hereto as Exhibit 3.2 and incorporated by reference herein.

The foregoing descriptions of the Certificate of Amendment and Class A Certificate of Amendment are summaries only and are qualified in their entirety by reference to the provisions of the Certificate of Amendment and the Class A Certificate of Amendment filed as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K.

ITEM 5.07 SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

The Company held the Meeting on October 26, 2017. A total of 24,247,471 shares of Class A common stock were issued and outstanding as of the record date of the Meeting, August 30, 2017, and a total of 21,236,616 shares of Class A common stock were present or represented by proxy and voted at the Meeting, constituting a quorum. The following proposals were voted on at the Meeting, as described in greater detail in the Proxy Statement:

Proposal 1 – To elect Class III directors to the Company’s Board of Directors. The Company’s stockholders duly elected Mr. Leeburg and Mr. Dunham by at least a plurality of the votes cast, to serve until his successor is elected and qualified or until his earlier resignation or removal. The results of the voting were as follows:

	For	Withheld	Broker Non-Votes
Louis Leeburg	12,058,373	1,048,700	8,129,543
Craig Dunham	12,809,342	297,731	8,129,543

Proposal 2 – To approve an amendment to the Company’s Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 40,000,000 to 50,000,000 shares. The Company’s stockholders approved the amendment. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes
19,771,198	1,448,165	17,251	0

Proposal 3 – To approve an amendment to the Amended and Restated Omnibus Incentive Plan to increase the shares of Class A common stock available for future grants under the Plan by 1,200,000 shares of Class A common stock. The Company’s stockholders approved the amendment. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes
11,591,869	1,497,900	17,304	8,129,543

Proposal 4 – To hold a stockholder advisory vote on the compensation of our named executive officers disclosed in the Proxy Statement under the section titled “Executive Compensation,” including the compensation tables and other narrative executive compensation disclosures therein, required by Item 402 of Securities and Exchange Commission Regulation S-K. The Company’s stockholders approved, on a non-binding, advisory basis, the executive compensation of the Company’s named executive officers (a “say-on-pay vote”). The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes
12,635,353	426,879	44,481	8,129,543

Proposal 5 – To ratify the selection of BDO USA LLP as the Company’s independent registered public accounting firm. The Company’s stockholders ratified the selection of BDO USA LLP as the Company’s independent registered public accounting firm. The results of the voting were as follows:

For	Against	Abstain	Broker Non-Votes
21,188,316	16,407	31,893	0

ITEM 7.01 REGULATION FD DISCLOSURE.

The Company gave a presentation at the Meeting. A copy of the presentation is on our website at www.lightpath.com/investor.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit No.	Description
3.1	Certificate of Amendment to the Certificate of Incorporation of LightPath Technologies, Inc.

3.2	Certificate of Amendment of the Certificate of Designations of Class A Common Stock and Class E-1 Common Stock, Class E-2 Common Stock, and Class E-3 Common Stock

10.1	Amended and Restated Omnibus Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this Report to be signed in its behalf by the undersigned, thereunto duly authorized.

LIGHTPATH TECHNOLOGIES, INC.

Dated: October 31, 2017	By:	/s/ Dorothy M. Cipolla
Dorothy M. Cipolla, CFO